Exhibit 10.5

TERMINATION OF ADVISORY AGREEMENT

The undersigned hereby agree to terminate the Advisory Agreement dated April 1, 2012 effective as of January 1, 2013 except that any Compensation due and owing and any Reimbursable Expenses due but not heretofore paid shall be promptly made upon presentation.

CONTANGO OIL & GAS COMPANY

By: /s/ SERGIO CASTRO
Name:     Sergio Castro
Title: Vice President

JUNEAU EXPLORATION, L.P.
By: Juneau GP, LLC
its General Partner

By: /s/ JOHN B. JUNEAU
Name:     John B. Juneau
Title: Sole Manager